SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             Form 8-K


                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):  June 30, 1998

                        ILLINI CORPORATION
      (Exact name of registrant as specified in its charter)

     Illinois            0-13343             37-1135429
(State or other     (Commission File Number) (IRS Employer
  jurisdiction                                Identification
of incorporation)                             No.)

       3200 West Iles Avenue, Springfield, Illinois  62707
     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  217-787-5111

                          Not Applicable
  (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS
     On June 30, 1998, the Board of Directors of Illini
     Corporation (the "Company") approved a First Amendment to Rights Agreement dated as of July 1, 1998 (the "First Amendment") to that certain Rights Agreement by and between the Company and Illinois Stock Transfer Company dated as of June 20, 1997.
     The First Amendment amends Section 1(a) of the Rights
     Agreement to exclude from the definition of "Acquiring
     Person" descendants of Company founder Conrad Noll II and certain related trusts and other entities (or a group comprised solely of such persons) as long as all such persons beneficially own not more than 32% of the outstanding common stock of the Company. All other provisions of the Rights Agreement continue in full force as set forth therein and were not affected in any way by the First Amendment.

     The foregoing description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is attached hereto as an exhibit and incorporated herein by reference. All terms not otherwise defined above shall have the meanings ascribed to them in the Rights Agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          4.1  First Amendment to Rights Agreement, dated July 1,
               1998 to Rights Agreement, dated as of June 20,
               1997 by and between Illini Corporation and Illinois Stock Transfer Company

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ILLINI CORPORATION


Dated:  July 7, 1998          By:  /s/ Burnard K. McHone
                                   ------------------------------
                                   Burnard K. McHone
                                   President

                          EXHIBIT INDEX

Exhibit Number Description
-------------- ------------

     4.1       First Amendment to Rights Agreement, dated July 1,
               1998 to Rights Agreement, dated as of June 20,
               1997 by and between Illini Corporation and Illinois Stock Transfer Company